0101-0137123
(Last Revised 11/10/06)
AR AR MS MS MS
AZ AZ LA LA DE DE
Aztec
Manufacturing
Partnership, Ltd.
75-2403896
12/4/91
TX TX
Rig-A-Lite
Partnership,
Ltd.
75-0353821
12/4/91
TX TX
TX TX
Aztec
Manufacturing-
Waskom Partnership,
Ltd.
75-2403909
12/4/91
International
Galvanizers
Partnership, Ltd.
76-0553184
11/26/97
TX TX
1% General
Partner
99% Limited
Partner
MS
Stateof Commercial Domicile
Date of Formation
Reporting Legend:
Domestic
Corporation
Domestic
Limited
Partnership
State of Formation
TX
DE
Footnote Reference
FEIN
MS
Drilling Rig
Electrical Systems
Co.
Partnership, Ltd.
75-2733744
12/29/97
TX TX
TX TX
AL AL TX DE
Arbor-Crowley, Inc.
51-0337454
12/3/91
KS KS
Atkinson Industries,
Inc.
48-0126010
1/23/36
Aztec Industries,
Inc.
75-1318815
8/21/69
MS
MS
MS
TX
DE
TX
DE
Domestic “Check-
the-Box”Limited
Partnership
Domestic
LLC
MA DE LA DE
TX DE
1% General
Partner
99% Limited Partner
Exhibit 21 – Subsidiaries of Registrant
Gulf Coast
Galvanizing, Inc.
75-2493283
1/28/94
The Calvert Company,
Inc.
64-0792921
9/28/90
Arkgalv, Inc.
( d/b/a Arkansas
Galvanizing, Inc.)
75-2254883
11/29/88
AZZ incorporated
75-0948250
3/26/56
AZZ GP, LLC
No FEÍN
9/30/2000
AZZ LP, LLC
No FEÍN
9/30/2000
AZZ
Group, LP
75-2403898
9/30/00
Aztec Industries, Inc. -
Moss Point
75-2107319
3/1/86
Automatic
Processing
Incorporated
64-0594499
1/6/77
AZZ
75-2222222
3/29/59
AZZ Holdings, Inc.
51-0337457
12/3/91
Arizona Galvanizing,
Inc.
75-2508628
4/28/93
Hobson Galvanizing,
Inc.
72-1350019
4/4/97
CGIT Systems, Inc.
75-2832437
9/1/99
Westside Galvanizing
Services, Inc.
72-0866859
2/1/2000
Central Electric
Company
MO
43-0995652
MO
Carter and Crawley, Inc.
SC
75-2960819
DE
Central
Electric
Manufacturing
Company
MO
43-0716500
MO
Electrical
Power Systems,
Inc.
OK
43-1759385
MO
Clark Control
Systems, Inc.
TN
63-1148768
MO
Witt Galvanizing
Cincinnati, Inc.
OH
20-5044366
DE
Witt Galvanizing
Muncie, Inc.
IN
20-5044420
DE
Witt Galvanizing
Plymouth, Inc.
IN
20-5044257
DE